Exhibit 99.2

AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

This Amended and Restated Credit and Security Agreement (the “Agreement”), dated as of March 6, 2006., is between City National Bank (“CNB”) and Tier Technologies, Inc., a Delaware corporation, Official Payments Corporation, a Delaware corporation, and Epos Corporation, an Alabama corporation (collectively, “Borrower”). This Agreement amends and restates in its entirety the Credit and Security Agreement between Borrowers and CNB, dated as of January 29, 2003.

1. DEFINITIONS. As used in this Agreement, these terms have the following meanings:

1.1 “Account” or “Accounts” mean any right to payment for goods sold or leased or for services rendered which is not evidenced by an instrument or chattel paper, whether or not it has been earned by performance.

1.2 “Affiliate” means any Person directly or indirectly controlling, controlled by, or under common control with, Borrower, and includes any employee stock ownership plan of Borrower or an Affiliate. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

1.3 “Borrower’s Demand Deposit Account” means Borrower’s demand deposit account number 432 671 380, maintained with CNB.

1.4 “Business Day” means a day that CNB’s Head Office is open and conducts a substantial portion of its business.

1.5 “Cash Collateral” means deposit accounts, including certificates of deposit, referred to in Section 7.1.9 of this Agreement.

1.6 “Code” means the California Uniform Commercial Code, except where the Uniform Commercial Code of another state governs the perfection of a security interest in Collateral located in that state.

1.7 “Collateral” means the property, if any, securing the Obligations.

1.8 “Debt” means, at any date, the aggregate amount of, without duplication, (a) all obligations of Borrower or any Subsidiary for borrowed money; (b) all obligations of Borrower or any Subsidiary evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations of Borrower or any Subsidiary to pay the deferred purchase price of property or services (excluding any contingent purchase price or earnouts with respect to any business acquisition completed prior to the date of this Agreement or completed after the date of this Agreement with CNB’s written consent or pursuant to

Section 6.8.1); (d) all capitalized lease obligations of Borrower or any Subsidiary; (e) all obligations or liabilities of others secured by a lien on any asset of Borrower or any Subsidiary, whether or not such obligation or liability is assumed; (f) all obligations guaranteed by Borrower or any Subsidiary; (g) all obligations of Borrower or any Subsidiary, direct or indirect, for letters of credit; and (h) any other obligations or liabilities which are required by generally accepted accounting principles to be shown as debt on the balance sheet of Borrower or any Subsidiary.

1.9 “GAAP” means generally accepted accounting principles and practices, consistently applied.

1.10 “Inventory” means goods held for sale or lease in the ordinary course of business, work in process and any and all raw materials used in connection with the foregoing.

1.11 “Letters of Credit” means any Standby Letters of Credit issued under this Agreement.

1.12 “Loan Documents” means, individually and collectively, this Agreement, any Note, security or pledge agreement, financing statement and all other contracts, instruments, addenda and documents executed in connection with or related to the extension(s) of credit, and any Collateral therefor, which are the subject of this Agreement.

1.13 “Obligations” means all present and future liabilities and obligations of Borrower to CNB hereunder and all other liabilities and obligations of Borrower to CNB of every kind, now existing or hereafter owing, matured or unmatured, direct or indirect, absolute or contingent, joint or several, including any extensions and renewals thereof and substitutions therefor.

1.14 “Person” means any individual or entity.

1.15 “Potential Event of Default” means any condition that with the giving of notice or passage of time or both would, unless cured or waived, become an Event of Default.

1.16 “Subsidiary” means any corporation, the majority of whose voting shares are at any time owned, directly or indirectly by Borrower and/or by one or more Subsidiaries.

1.17 “Termination Date” means March 31, 2007. Notwithstanding the foregoing, CNB may, at its option, terminate this Agreement pursuant to Section 8.3; the date of any such termination will become the Termination Date as that term is used in this Agreement.

1.18 “Unused Facility Fee” will be equal to one quarter of one percent ( 1/4%) of the average daily difference between the $15,000,000.00 and Letters of Credit outstanding.

2. LOANS.

2.1 Revolving Credit Loans. The Revolving Credit Commitment is terminated.

2.2 Letter of Credit Facility. CNB will, at the request of Borrower, at any time up to, but not including, the Termination Date, issue Letters of Credit for the account of Borrower. The aggregate face amount of outstanding Letters of Credit will not at any time exceed $15,000,000.00 (the “Letter of Credit Commitment”).

2.2.1 Issuance of Letters of Credit. Standby Letters of Credit will be issued in accordance with an Irrevocable Standby Letter of Credit Application and Letter of Credit Agreement submitted by Borrower and incorporated herein by this reference, subject to the terms of this Agreement in the event of any conflict herewith; provided that the economic terms of any Standby Letters of Credit will be governed by this Agreement. All Letters of Credit will be issued on normal documentation used by CNB from time to time in accordance with the International Standby Practices 1998, whichever is applicable. Unless CNB otherwise agrees in writing, no Letters of Credit may expire more than one year after the Termination Date. The following fees and charges will apply to the issuance of Letters of Credit, (i) the issuance fee shall be one percent (1%) per annum, and (ii) the negotiation fee shall be one quarter of one percent ( 1/4%) of the amount drawn or $100.00 whichever is greater.

2.2.2 Reimbursement for Funding Letter of Credit. Borrower’s obligation to reimburse CNB for any drawing under a Letter of Credit shall be satisfied by immediately charging the Cash Collateral.

2.3 Unused Facility Fee. Borrower will pay the Unused Facility Fee on the last day of each calendar quarter; such fee will be non-refundable and fully earned when paid. Borrower hereby authorizes CNB to charge Borrower’s Demand Deposit Account for the amount of each such fee.

2.4 Establishment of Termination Date. The term of this Agreement will begin as of the date hereof and continue until the Termination Date, unless the term is renewed for an additional period by CNB giving Borrower prior written notice, in which event the Termination Date will mean the renewed maturity date set forth in such notice. Notwithstanding the foregoing, CNB may, at its option, terminate this Agreement pursuant to Section 8.3; the date of any such termination will become the Termination Date as that term is used in this Agreement.

3. CONDITIONS PRECEDENT.

3.1 Initial Issuance of Letters of Credit. The obligation of CNB to issue a Letter of Credit hereunder is subject to CNB’s receipt of each of the following, in form and substance satisfactory to CNB, and duly executed as required by CNB:

3.1.1 All Loan Documents required by CNB, including but not limited to such documents necessary to perfect CNB’s first priority security interest in the Collateral, and evidence of such perfection;

3.1.2 Evidence that any insurance required by this Agreement or any other Loan Document is in effect; and

3.1.3 Where Borrower or any party signing a Loan Document is a business entity, such authorization documents as CNB may require, in form and substance satisfactory to CNB.

3.2 Conditions to Issuance of each Letter of Credit. The obligation of CNB to issue any Letter of Credit hereunder will be subject to the fulfillment of each of the following conditions to CNB’s satisfaction:

3.2.1 CNB will have received an Irrevocable Standby Letter of Credit Application and Letter of Credit Agreement, duly executed and delivered by Borrower, in the form customarily used by CNB;

3.2.2 CNB shall have received a perfected security interest in the Cash Collateral in an amount equal to all issued and to be issued Letters of Credit;

3.2.3 The representations and warranties of Borrower set forth in Section 4 of this Agreement and in all other Loan Documents will be true and correct on the date of the making of each extension of credit with the same effect as though such representations and warranties had been made on and as of such date;

3.2.4 There will be no Event of Default or Potential Event of Default under this Agreement or any of the Loan Documents; and

3.2.5 All other documents and legal matters in connection with the transactions described in this Agreement will be reasonably satisfactory in form and substance to CNB.

4. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants (and each request for an extension of credit will be deemed a representation and warranty made on the date of such request) that:

4.1 Corporate Existence, Power and Authorization. Borrower and each Subsidiary is duly organized, validly existing and in good standing under the laws of the state of its organization, and is duly qualified to conduct business in each jurisdiction in which its business is conducted where failure to so qualify or be in good standing would result in a material adverse effect on the business or financial condition of Borrower. The execution, delivery and performance of all Loan Documents executed by Borrower are within Borrower’s powers and have been duly authorized by the Board of Directors of Borrower and do not require any consent or approval of the stockholders of Borrower.

4.2 Binding Agreement. The Loan Documents constitute the valid and legally binding obligations of Borrower, enforceable against Borrower in accordance with their terms.

4.3 Other Agreements. The execution and performance of the Loan Documents will not violate any provision of law or regulation (including, without limitation, Regulations X and U of the Federal Reserve Board) or any order of any governmental authority, court, or arbitration board or the Articles of Incorporation or Bylaws of Borrower, or result in the breach of, constitute a default under, contravene any provisions of, or result in the creation of any security interest, lien, charge or encumbrance upon any of the assets of Borrower pursuant to any indenture or agreement to which Borrower or any of its properties is bound, except liens and security interests in favor of CNB.

4.4 Litigation. There is no litigation, tax claim, investigation or proceeding pending, threatened against or affecting Borrower, any Subsidiary, or any of their respective properties which, if adversely determined, would have a material adverse effect on the business, operations or condition, financial or otherwise, of Borrower, or any Subsidiary.

4.5 Financial Condition. Borrower’s consolidated audited balance sheet as of September 30, 2004, and Borrower’s consolidated audited income statement for the twelve months ended September 30, 2004, copies of which have been delivered to CNB, and each more recent financial statement of Borrower delivered to CNB, have been prepared in accordance with GAAP and are true, complete and correct and fairly present the financial condition of Borrower and the Subsidiaries, including operating results, as of the accounting period referenced therein. There has been no material adverse change in the financial condition or business of Borrower or any Subsidiary since the date of such financial statements. Neither Borrower nor any Subsidiary has any material liabilities for taxes or long-term leases or commitments, except as disclosed in the financial statements.

4.6 No Violations. Borrower is not, nor is any Subsidiary, in violation of any law, ordinance, rule or regulation which would have a material adverse impact upon the business or financial condition of Borrower taken as a whole.

4.7 Use of Letters of Credit. Borrower will use Letters of Credit to obtain performance bonds and in connection with premises lease requirements.

4.8 ERISA. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”). No Reportable Event (as defined in ERISA and the regulations issued thereunder [other than a “Reportable Event” not subject to the provision for thirty (30) day notice to the Pension Benefit Guaranty Corporation (“PBGC”) under such regulations]) has occurred with respect to any benefit plan of Borrower nor are there any unfunded vested liabilities under any benefit plan of Borrower. Borrower has met its minimum funding requirements under ERISA with respect to each of its plans and has not incurred any material liability to the PBGC in connection with any such plan.

4.9 Consents. No consent, license, permit, or authorization of, exemption by, notice to, report to, or registration, filing or declaration with, any governmental authority or agency is required in connection with the execution and performance by Borrower of the Loan Documents or the transactions contemplated hereunder except, in each case, where the failure to obtain such consent, license or authorization would not result in a material adverse effect on the business or financial condition of the Borrower.

4.10 Regulation U. Borrower is not engaged principally, or as one of its principal activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations U or X of the Federal Reserve Board). No part of the proceeds of the extensions of credit will be used by Borrower to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying such margin stock.

4.11 Environmental Matters. The operations of Borrower and each Subsidiary comply in all material respects with all applicable federal, state and local environmental, health and safety statutes, regulations and ordinances, and comply in all material respects with all terms of all required permits and licenses.

5. AFFIRMATIVE COVENANTS. Borrower agrees that until payment in full of all Obligations, Borrower will comply with the following covenants, unless CNB shall otherwise consent in writing:

5.1 Books and Records. Borrower will maintain, in accordance with sound accounting practices, accurate records and books of account showing, among other things, all Inventory and Accounts, the proceeds of the sale or other disposition thereof and the collections therefrom. Borrower will not change the accounting method used to determine Borrower’s Inventory cost without notification to CNB. CNB may, at any reasonable time during Borrower’s regular business hours and after at least two (2) Business Days’ written notice, inspect, audit, and make extracts from, or copies of, all books, records and other data, and inspect any of Borrower’s properties. Upon the occurrence of a Potential Event of Default or an Event of Default, CNB may confirm balances due on Accounts by direct inquiry to Account Debtors (defined as those Persons obligated on the Accounts). Borrower will furnish CNB with all information regularly maintained by Borrower regarding the business or finances of Borrower promptly upon CNB’s request.

5.2 Financial Statements. Borrower will furnish to CNB such information, reports and/or statements regularly maintained or produced by Borrower or within Borrower’s control, as CNB may, from time to time, reasonably request.

5.3 Taxes and Premiums. Borrower will, and will cause each Subsidiary to, pay and discharge all taxes, assessments, governmental charges and real and personal property taxes, including, but not limited to, federal and state income taxes, employee withholding taxes and payroll taxes, and all premiums for insurance required under this Agreement, prior to the date upon which penalties are attached thereto.

5.4 Insurance.

5.4.1 Borrower will, and will cause each Subsidiary to, provide and maintain the insurance required under the Loan Documents;

5.4.2 In addition to the insurance required above, Borrower will, and will cause each Subsidiary to, maintain insurance of the types and in amounts customarily carried by companies engaging in the same or similar lines of business, including, but not limited to, fire, public liability, property damage, business interruption and extra expense and worker’s compensation, such insurance to be carried with companies and in amounts customary in Borrower’s industry, and will deliver to CNB from time to time, upon CNB’s request, schedules setting forth all insurance then in effect; and

5.4.3 If Borrower fails to provide, maintain, or furnish to CNB the policies required by this Section, CNB may provide written notice of such deficiency to Borrower, and if not remedied by Borrower within five (5) Business Days, immediately thereafter procure such insurance or other insurance necessary to protect CNB’s interest, and Borrower will pay all premiums thereon promptly upon demand by CNB, together with interest, at the highest rate provided for any of the Loans exclusive of LIBOR Loans extended under Section 2 above, from the date of expenditure, and if not paid within ten (10) days of CNB’s demand therefor (and without constituting a waiver of an Event of Default), at a rate two and one half percent (2 1/2%) per year higher than such interest rate until such amount (and interest thereon, to the extent permitted by law), is paid in full.

5.5 Notice. Borrower will promptly advise CNB in writing of (a) the opening of any new, or the closing of any existing, places of business, each location at which it currently conducts business, and any change to Borrower’s name, trade name or other name under which it does business or of any such new or additional name; (b) the occurrence of any Event of Default or Potential Event of Default; (c) any litigation pending or threatened against Borrower, or any Subsidiary where the amount or amounts in controversy exceed $1,000,000.00; (d) any unpaid taxes of Borrower, or any Subsidiary, which are more than fifteen (15) days delinquent, the assessment of which would have a material adverse impact upon the business of Borrower or the Subsidiaries; and (e) any other matter that would reasonably be expected to materially and adversely affect Borrower’s, or any Subsidiary’s financial condition, property or business.

5.6 Fair Labor Standards Act. Borrower will, and will cause each Subsidiary to, comply in all material respects with the requirements of, and all regulations promulgated under, the Fair Labor Standards Act of 1938 (29 U.S.C. Code § 201 et seq.).

5.7 Corporate Existence. Borrower will, and will cause each Subsidiary to, maintain its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal course of its business except where such non-compliance would not result in a material adverse effect on Borrower’s business or financial condition.

5.8 Compliance with Law. Borrower will, and will cause each Subsidiary to, comply with all requirements of all applicable laws, rules, regulations, orders of any governmental agency and all material agreements to which they are a party except where such non-compliance would not result in a material adverse effect on Borrower’s business or financial condition.

6. NEGATIVE COVENANTS. Borrower agrees that so long as it is indebted to CNB, or so long as CNB has any obligation to extend credit to Borrower, it will not, without CNB’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed:

6.1 Borrowing. Borrower will not create, incur, assume or permit to exist with unrelated third parties any indebtedness for borrowed moneys other than Loans from CNB, Permitted Indebtedness and obligations now existing as shown in Borrower’s last audited balance sheet, or as shown in Borrower’s 10-Q as of June 30, 2005, excluding those obligations being refinanced by CNB, or sell or transfer, either with or without recourse, any accounts or notes receivable or any moneys due or to become due.

“Permitted Indebtedness” shall mean:

6.1.1 indebtedness existing on the date hereof and disclosed in writing to CNB;

6.1.2 indebtedness to trade creditors in the ordinary course of business;

6.1.3 indebtedness with respect to equipment leases and indebtedness secured by Permitted Liens, in an amount not to exceed $5,000,000; and

Extensions, renewals, refundings, refinancings, modifications, amendments and restatements of any of the items of Permitted Indebtedness (6.1.1) through (6.1.3) above, provided that the principal amount thereof is not increased or the terms thereof are not materially modified to impose more burdensome terms upon Borrower.

6.2 Loans, Investments, Secondary Liabilities. Other than Permitted Investments, and investments now existing as shown in Borrower’s balance sheet as of September 30, 2004, or as shown in Borrower’s 10-Q as of June 30, 2005, make any loans or advances to any person or other entity other than in the ordinary and normal course of its business as now conducted or make any investment in the securities of any person or other entity other than the United States Government; or guarantee or otherwise become liable upon the obligation of any person or other entity, except for Permitted Indebtedness and by endorsement of negotiable instruments for deposit or collection in the ordinary and normal course of its business.

“Permitted Investments” shall mean:

6.2.1 investments made in accordance with Borrower’s investment policy as approved by its Board of Directors, including without limitation Borrower’s stock repurchase program;

6.2.2 direct obligations of the United States of America;

6.2.3 investments in certificates of deposit issued by, and other deposits with, commercial banks organized under the United States or a State thereof having capital of at least One Hundred Million Dollars ($100,000,000.00);

6.2.4 extensions of credit in the nature of accounts receivable or notes receivable arising from the sale, lease or license of goods, property or services in the ordinary course of business on ordinary trade terms;

6.2.5 investments consisting of (1) compensation of employees, officers and directors of Borrower or its Subsidiaries (2) travel advances, employee relocations loans and other employee loans and advances in the ordinary course of business, and (3) loans to Subsidiaries for general corporate funding purposes in the ordinary course of business;

6.2.6 investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers and suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business;

6.2.7 investments in joint ventures consisting of the licensing of technology or the providing of technical support in the ordinary course of Borrower’s business provided there are no liens other than Permitted Liens; and,

6.2.8 investment in capital stock of Subsidiaries.

6.3 Contingent Liabilities. Except for contingent liabilities associated with potential earnouts of acquisitions made by Borrower prior to the effective date of this Agreement and any guarantees or contingent liabilities associated with the issuance of performance bonds to Borrower in the ordinary course of business pursuant to Section 6.5.12, and any earnouts associated with future acquisitions to the extent the acquisition falls under Section 6.8.1 or is otherwise approved in writing by CNB, assume, guarantee, endorse, contingently agree to purchase or otherwise become liable for the obligation of any Person other than Borrower, a Subsidiary, or Affiliate, except (a) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (b) contingent liabilities in favor of CNB.

6.4 Mortgages, Liens, etc. Create, incur, permit to exist, or assume any mortgage, pledge, encumbrance, lien or charge of any kind, whether voluntary or involuntary, upon any asset now owned or hereafter acquired by it, other than liens for taxes not delinquent and liens in CNB’s favor and other than liens agreed to in writing by CNB and Permitted Liens.

“Permitted Liens” shall mean:

6.4.1 any liens existing on the date hereof and disclosed in writing to CNB;

6.4.2 liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings;

6.4.3 liens (i) upon or in any equipment acquired or held by Borrower to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

6.4.4 liens on equipment leased by Borrower pursuant to equipment leases in the ordinary course of business incurred solely for the purpose of financing the lease of such equipment (including liens arising from UCC financing statements regarding leases permitted by this Agreement);

6.4.5 liens arising from judgments, decrees or attachments to the extent and only so long as such judgment, decree or attachment has not caused or resulted in a Potential Event of Default or an Event of Default;

6.4.6 leases, subleases, licenses and sublicenses, and performance and surety bonds and associated collateral granted to others in the ordinary course of Borrower’s business not interfering in any material respect with the conduct of the business of the Borrower or the Collateral;

6.4.7 easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar liens affecting real property not interfering in any material respect with the ordinary conduct of business of Borrower;

6.4.8 liens incurred or deposits made in the ordinary course of Borrower’s business in connection with worker’s compensation, unemployment insurance, social security and other like laws;

6.4.9 liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

6.4.10 carriers’, warehousemen’s, materialmen’s, mechanics’, landlords’, repairmen’s, employees’ or other like liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith by appropriate proceedings;

6.4.11 liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institutions;

6.4.12 obligations, undertakings, deposits, restrictions on cash or the like, made in the ordinary course of Borrower’s business in connection with the issuance of performance bonds to Borrower or a Subsidiary; and

6.4.13 liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described in clauses (6.5.1) through (6.5.12) above, provided that any extension, renewal or replacement lien shall be limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

6.5 Sale and Leaseback. Enter into any sale-leaseback transaction.

6.6 Dividends. Declare or pay any dividends or make any distribution, whether of capital, income or otherwise, and whether in cash or other property, except that any Subsidiary may declare distributions to Borrower.

6.7 Mergers and Acquisitions.

6.7.1 Purchase or otherwise acquire the assets or business of any person or other entity except where such transactions are for entities or assets within or useful in Borrower’s industry, and would not:

(a) cause the occurrence of an Event of Default which is continuing or would continue to exist after giving effect to the transactions;

(b) require Borrower to convey an initial purchase price of more than Five Million Dollars ($5,000,000), whether in cash or other property (excluding Borrower’s equity securities); or

(c) require Borrower to pay a total purchase price, initially or over time of more than Ten Million Dollars ($10,000,000), whether in cash or other property (excluding Borrower’s equity securities); or

6.7.2 Liquidate, dissolve, merge or consolidate, or commence any proceedings therefor, provided that, a Subsidiary may merge, consolidate or distribute its assets into another Subsidiary or into Borrower and Borrower may consolidate or become consolidated with or under any other entity so long as (a) Borrower shall be a continuing or surviving legal entity and (b) all obligations of Borrower hereunder shall continue in full force and effect; or sell any assets except in the ordinary and normal course of its business as now conducted; or sell, lease, assign, or transfer any substantial part of its business or fixed assets, or any property or other assets necessary for the continuance of its business as now conducted, including without limitation the selling of any property or other asset accompanied by the leasing back of the same.

6.8 Executive Loans. Make any loan or advance to any officer or shareholder of Borrower subject to Section 16 of the Securities Exchange Act.

6.9 Event of Default. Permit a default to occur under any document or instrument evidencing Debt incurred under any indenture, agreement or other instrument under which such Debt may be issued, or any event to occur under any of the foregoing which would permit any holder of the Debt outstanding thereunder to declare the same due and payable before its stated maturity, whether or not such acceleration occurs or such default be waived.

7. SECURITY AGREEMENT.

7.1 Grant of Security Interest. To secure all Obligations hereunder as well as all other Obligations to CNB, Borrower hereby grants and transfers to CNB a continuing security interest in the following property whether now owned or hereafter acquired:

7.1.1 All of Borrower’s Inventory;

7.1.2 All of Borrower’s Accounts;

7.1.3 All of Borrower’s general intangibles as that term is defined in the Code;

7.1.4 All of Borrower’s equipment, as that term is defined in the Code;

7.1.5 All of Borrower’s interest in any patents (now existing or pending), copyrights, trade names, trademarks and service marks useful to the operation of Borrower’s business;

7.1.6 All notes, drafts, acceptances, instruments, documents of title, policies and certificates of insurance, chattel paper, guaranties and securities now or hereafter received by Borrower or in which Borrower has or acquires an interest;

7.1.7 All cash and noncash proceeds of the foregoing property, including, without limitation, proceeds of policies of fire, credit or other insurance;

7.1.8 Cash held on deposit with CNB, including cash held in certificates of deposit, in account designated as Collateral for the Obligations; and

7.1.9 All of Borrower’s books and records pertaining to any of the Collateral described in this Section 7.1.

7.2 Notification of Account Debtors. CNB will have the right to notify any Account Debtor to make payments directly to CNB, take control of the cash and noncash proceeds of any Account, and settle any Account, which rights CNB may exercise at any time upon the occurrence of a Potential Event of Default or an Event of Default and regardless of whether Borrower was theretofore making collections thereon. Until CNB elects to exercise such right, Borrower is authorized on behalf of CNB to collect and enforce the Accounts. Immediately upon CNB’s request, Borrower will deliver to CNB for application in accord with this Agreement, all checks, drafts, cash and other remittances in payment or on account of payment of its Accounts on the banking day following the receipt thereof, and in precisely the form received, except for the endorsement of Borrower where necessary to permit collection of the items, which endorsement Borrower hereby agrees to make. Pending such delivery, Borrower will not commingle any such checks, cash, drafts and other remittances with any of its other funds or property, but will hold them separate and apart therefrom expressly in trust for CNB. All such remittances will be accompanied by such statements and reports of collections and adjustments as CNB may specify.

7.3 Attorney-In-Fact. Upon the occurrence of a Potential Event of Default or an Event of Default, CNB or any of its officers is hereby irrevocably made the true and lawful attorney for Borrower with full power of substitution to do the following: (a) endorse the name of Borrower upon any and all checks, drafts, money orders and other instruments for the payment of moneys which are payable to Borrower and constitute collections on Accounts; (b) execute in the name of Borrower any schedules, assignments, instruments, documents and statements which Borrower is obligated to give CNB hereunder; (c) receive, open and dispose of all mail addressed to Borrower; (d) notify the Post Office authorities to change the address for delivery of mail addressed to Borrower to such address as CNB will designate; and (e) do such other acts in the name of Borrower which CNB may deem necessary or desirable to enforce any Account or other Collateral. The powers granted CNB hereunder are solely to protect its interests in the Collateral and will not impose any duty upon CNB to exercise any such powers.

8. EVENTS OF DEFAULT.

8.1 Events of Default. The occurrence of any of the following will constitute an Event of Default:

8.1.1 Borrower fails to pay when due any installment of principal or interest or any other amount payable under the Loan Documents;

8.1.2 Borrower or any Subsidiary, which is a party to any Loan Document fails in any material respect to perform or observe any of the terms, provisions, covenants, conditions, agreements or obligations contained in the Loan Documents;

8.1.3 The entry of an order for relief or the filing of an involuntary petition, which remains undismissed after sixty (60) days, with respect to Borrower, or any Subsidiary under the United States Bankruptcy Code, the appointment of a receiver, trustee, custodian or liquidator of or for any part of the assets or property of Borrower, or any Subsidiary, or Borrower, or any Subsidiary makes a general assignment for the benefit of creditors;

8.1.4 The entry of any writ of possession, judgment, writ of attachment, or similar process, and execution upon such writ of possession, judgment, writ of attachment, or similar process is not stayed either by court order or operation of law;

8.1.5 Any financial statement, representation or warranty made or furnished by Borrower, or any Subsidiary in connection with the Loan Documents proves to be in any material respect incorrect apart from financial restatements contemplated in Borrower’s press releases dated December 14, 2005 and February 9, 2006;

8.1.6 CNB’s security interest in or lien on any portion of any Collateral becomes impaired or otherwise unenforceable;

8.1.7 Any Person obtains an order or decree in any court of competent jurisdiction enjoining or prohibiting Borrower or CNB or either of them from performing this Agreement, and such proceedings are not dismissed or such decree is not vacated within ten (10) days after the granting thereof;

8.1.8 Borrower or any Subsidiary neglects, fails or refuses to keep in full force and effect any material governmental permit or approval which is necessary to the operation of its business;

8.1.9 All or substantially all of the property of Borrower, or any Subsidiary is condemned, seized or otherwise appropriated;

8.1.10 The occurrence of (a) a Reportable Event as defined in ERISA which CNB determines in good faith constitutes grounds for the institution of proceedings to terminate any pension plan by the PBGC, (b) an appointment of a trustee to administer any pension plan of Borrower, or (c) any other event or condition which might constitute grounds under ERISA for the involuntary termination of any pension plan of Borrower, where such event set forth in (a), (b) or (c) results in a significant monetary liability to Borrower; or

8.1.11 The Termination Date is not extended and Borrower’s Obligations remain unpaid and Borrower has no right to future advances under any Obligation.

8.2 Notice of Default and Cure of Potential Events of Default. Except with respect to the Events of Default specified in Sections 8.1.3, 8.1.4, or 8.1.6, above, and subject to the provisions of Section 8.4, CNB will give Borrower at least ten (10) days (five (5) days with respect to Event of Default 8.1.1) written notice of any event which constitutes or, with the lapse of time would become an Event of Default, during which time Borrower will be entitled to cure same.

8.3 CNB’s Remedies. Upon the occurrence of an Event of Default, at the sole and exclusive option of CNB, and upon written notice to Borrower, CNB may (a) declare the principal of and accrued interest on the Loans, and all other Obligations immediately due and payable in full, whereupon the same will immediately become due and payable; (b) terminate this Agreement as to any future liability or obligation of CNB, but without affecting CNB’s rights and security interest in the Collateral and without affecting the Obligations owing by Borrower to CNB; and/or (c) exercise its rights and remedies under the Loan Documents and all rights and remedies of a secured party under the Code and other applicable laws with respect to all of the Collateral.

8.4 Additional Remedies. Notwithstanding any other provision of this Agreement, upon the occurrence of any event, action or inaction by Borrower, or if any action or inaction is threatened which CNB reasonably believes will materially affect the value of the Collateral, CNB may take such legal actions as it deems necessary to protect the Collateral, including but not limited to, seeking injunctive relief and the appointment of a receiver, whether or not an Event of Default or Potential Event of Default has occurred under this Agreement.

9. MISCELLANEOUS.

9.1 Reimbursement of Costs and Expenses. Borrower will reimburse CNB for all reasonable costs and expenses relating to this Agreement, incurred after the execution of this Agreement, including, but not limited to, filing, recording or search fees, audit or verification fees, appraisals of the Collateral and other out-of-pocket expenses, and reasonable attorneys’ fees and expenses expended or incurred by CNB in documenting or administering the Loan Documents or collecting any sum which becomes due CNB under the Loan Documents, irrespective of whether suit is filed, or in the protection, perfection, preservation or enforcement of any and all rights of CNB in connection with the Loan Documents, including, without limitation, the fees and costs incurred in any out-of-court work-out or a bankruptcy or reorganization proceeding. All amounts due under this Section 9.1 will bear interest at CNB’s Prime Rate plus two and one half percent (2.50%) per annum (and without constituting a waiver of an Event of Default), until such amount (and interest thereon, to the extent permitted by law), is paid in full.

9.2 Dispute Resolution.

9.2.1 Mandatory Arbitration. At the request of CNB or Borrower, any dispute, claim or controversy of any kind (whether in contract or tort, statutory or common law, legal or equitable) now existing or hereafter arising between CNB and Borrower and in any way arising out of, pertaining to or in connection with: (a) this Agreement, and/or any renewals, extensions, or amendments thereto; (b) any of the Loan Documents; (c) any violation of this Agreement or the Loan Documents; (d) all past, present and future loans; (e) any incidents, omissions, acts, practices or occurrences arising out of or related to this Agreement or the Loan Documents causing injury to either party whereby the other party or its agents, employees or representatives may be liable, in whole or in part, or (f) any aspect of the past, present or future relationships of the parties, will be resolved through final and binding arbitration conducted at a location determined by the arbitrator in Los Angeles, California, and administered by the American Arbitration Association (“AAA”) in accordance with the California Arbitration Act (Title 9, California Code of Civil Procedure Section 1280 et. seq.) and the then existing Commercial Rules of the AAA. Judgment upon any award rendered by the arbitrator(s) may be entered in any state or federal courts having jurisdiction thereof.

9.2.2 Real Property Collateral. Notwithstanding the provisions of subsection 9.2.1, no controversy or claim will be submitted to arbitration without the consent of all the parties if, at the time of the proposed submission, such controversy or claim arises from or relates to an obligation owed to CNB which is secured in whole or in part by real property collateral. If all parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim will be determined as provided in subsection 9.2.3.

9.2.3 Judicial Reference. At the request of any party, a controversy or claim which is not submitted to arbitration as provided and limited in subsections 9.2.1 and 9.2.2 will be determined by a reference in accordance with California Code of Civil Procedure Sections 638 et. seq. If such an election is made, the parties will designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA-sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, will be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees will be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

9.2.4 Provisional Remedies, Self Help and Foreclosure. No provision of this Agreement will limit the right of any party to: (a) foreclose against any real property collateral by the exercise of a power of sale under a deed of trust, mortgage or other security agreement or instrument, or applicable law, (b) exercise any rights or remedies as a secured party against any personal property collateral pursuant to the terms of a security agreement or pledge agreement, or applicable law, (c) exercise self help remedies such as setoff, or (d) obtain provisional or ancillary remedies such as injunctive relief or the appointment of a receiver from a court having jurisdiction before, during or after the pendency of any arbitration or referral. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies, or exercise of self help remedies will not constitute a waiver of the right of any party, including the plaintiff, to submit any dispute to arbitration or judicial reference.

9.2.5 Powers and Qualifications of Arbitrators. The arbitrator(s) will give effect to statutes of limitation, waiver and estoppel and other affirmative defenses in determining any claim. Any controversy concerning whether an issue is arbitratable will be determined by the arbitrator(s). The laws of the State of California will govern. The arbitration award may include equitable and declaratory relief. All arbitrator(s) selected will be required to be a practicing attorney or retired judge licensed to practice law in the State of California and will be required to be experienced and knowledgeable in the substantive laws applicable to the subject matter of the controversy or claim at issue.

9.2.6 Discovery. The provisions of California Code of Civil Procedure Section 1283.05 or its successor section(s) are incorporated herein and made a part of this Agreement. Depositions may be taken and discovery may be obtained in any arbitration under this Agreement in accordance with said section(s).

9.2.7 Miscellaneous. The arbitrator(s) will determine which is the prevailing party and will include in the award that party’s reasonable attorneys’ fees and costs (including allocated costs of in-house legal counsel). Each party agrees to keep all controversies and claims and the arbitration proceedings strictly confidential, except for disclosures of information required in the ordinary course of business of the parties or by applicable law or regulation.

9.3 Cumulative Rights and No Waiver. All rights and remedies granted to CNB under the Loan Documents are cumulative and no one such right or remedy is exclusive of any other. No failure or delay on the part of CNB in exercising any power, right or remedy under any Loan Document will operate as a waiver thereof, and no single or partial exercise or waiver by CNB of any such power, right or remedy will preclude any further exercise thereof or the exercise of any other power, right or remedy.

9.4 Applicable Law. This Agreement will be governed by California law.

9.5 Lien and Right of Setoff. Borrower grants to CNB a continuing lien for all Obligations of Borrower to CNB upon any and all moneys, securities and other property of Borrower and the proceeds thereof, now or hereafter held or received by or in transit to CNB from or for Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special) and credits of Borrower with, and any and all claims of Borrower against CNB at any time existing; provided that any funds received, transmitted or held by Borrower or any Subsidiary on behalf of, or for the benefit of, any governmental agency, or for the benefit of any other person, pursuant to a service or payment processing agreement shall not constitute Collateral and Borrower does not grant, and CNB shall not assert, any lien or interest therein. Upon the occurrence of any Event of Default, CNB is authorized at any time and from time to time, without notice to Borrower or any other Person, to setoff, appropriate and apply any or all items hereinabove referred to against all Obligations of Borrower whether under this Agreement or otherwise, and whether now existing or hereafter arising.

9.6 Notices. Any notice required or permitted under any Loan Document will be given in writing and will be deemed to have been given when personally delivered or when sent by the U.S. mail, postage prepaid, certified, return receipt requested, properly addressed. For the purposes hereof, the addresses of the parties will, until further notice given as herein provided, be as follows:

CNB:	City National Bank
Walnut Creek CBS
2001 North Main Street, Suite 200,
Walnut Creek, CA 94596
Attention: Joseph J. McCarthy, Senior Vice President

with copy to:	City National Bank, Legal Department
400 North Roxbury Drive
Beverly Hills, California 90210-5021
Attention: Managing Counsel, Credit Unit

Borrower:	Tier Technologies, Inc.
Official Payments Corporation
EPOS Corporation
10780 Parkridge Blvd., Suite 400
Reston, VA 20191
Attention: James R. Weaver, Chief Executive Officer/President

9.7 Counterparts. This Agreement may be signed in any number of counterparts which, when taken together, will constitute but one agreement.

9.8 Indemnification. Borrower will, at all times, defend and indemnify and hold CNB harmless from and against any and all liabilities, claims, demands, causes of action, losses, damages, expenses (including without limitation reasonable attorneys’ fees, [which attorneys may be employees of CNB, or may be outside counsel]) costs, settlements, judgments or recoveries arising out of or resulting from (a) any breach of the representations, warranties, agreements or covenants made by Borrower herein; (b) any suit or proceeding of any kind or nature whatsoever against CNB arising from or connected with the transactions contemplated by the Loan Documents or any of the rights and properties assigned to CNB hereunder; and/or (c) any suit or proceeding that CNB may deem necessary or advisable to institute, in the name of CNB, Borrower or both, against any other Person, for any reason whatsoever to protect the rights of CNB hereunder or under any of the documents, instruments or agreements executed or to be executed pursuant hereto, including attorneys’ fees and court costs and all other costs and expenses incurred by CNB (or allocable to CNB’s in-house counsel), all of which will be charged to and paid by Borrower and will be secured by the Collateral. Any obligation or liability of Borrower to CNB under this Section will survive the expiration or termination of this Agreement and the repayment of all Loans and the payment or performance of all other Obligations of Borrower to CNB.

9.9 Assignments. The provisions of this Agreement are hereby made applicable to and will inure to the benefit of CNB’s successors and assigns and Borrower’s successors and assigns; provided, however, that neither party may assign or transfer its rights or obligations under this Agreement without the prior written consent of the other party except for transfers or assignments by operation of law.

9.10 Confidentiality. CNB shall maintain in confidence and hold all non-public information relating to the Borrower and its Subsidiaries obtained by it under this Agreement in accordance with its customary procedures for handling confidential information of this nature which in no event shall be less protective than the procedures CNB employs with respect to its own confidential information of a like kind and no less protective than is required by applicable laws including US securities laws and regulations governing the disclosure and use of material non-public information, except for: (i) disclosure to its counsel or to any agent or advisor acting on its behalf in connection with the negotiation, execution or performance of the Agreement; (ii) disclosure as may be required or requested by any governmental authority or representative thereof or pursuant to legal process; (iii) disclosure to any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to any Obligations; (iv) disclosure to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about CNB’s investment portfolio in connection with ratings issued with respect to CNB; (v) disclosure to CNB’s auditors operating in the normal course of providing services to CNB; and (vi) any other disclosure with the prior written consent of the Borrower. In addition, CNB may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to CNB in connection with the administration and management of this Agreement and the other Loan Documents. Notwithstanding the foregoing, such obligation of confidentiality shall not apply if the information or substantially similar information (A) is rightfully received by CNB from a person other than the Borrower without CNB being under an obligation to such person not to disclose such information, or (B) is or becomes part of the public domain.

9.11 Accounting Terms. Except as otherwise stated in this Agreement, all accounting terms and financial covenants and information will be construed in conformity with, and all financial data required to be submitted will be prepared in conformity with, GAAP as in effect, from time to time.

9.12 Severability. Any provision of the Loan Documents which is prohibited or unenforceable in any jurisdiction, will be, only as to such jurisdiction, ineffective to the extent of such prohibition or unenforceability, but all the remaining provisions of the Loan Documents will remain valid.

9.13 Complete Agreement. This Agreement, together with the other Loan Documents, constitutes the entire agreement of the parties and supersedes any prior or contemporaneous oral or written agreements or understandings, if any, which are merged into this Agreement. This Agreement may be amended only in a writing signed by Borrower and CNB.

9.14 Joint and Several. Should more than one Person sign this Agreement, the obligations of each signer will be joint and several.

This Agreement is executed as of the date stated at the top of the first page.

“Borrower”	Tier Technologies, Inc., a
Delaware corporation

	By:	/s/ James R. Weaver
James R. Weaver, Chief Executive Officer / President

Official Payments Corporation, a
Delaware corporation

	By:	/s/ James R. Weaver
James R. Weaver, Chief Executive Officer / President

Epos Corporation, an
Alabama corporation

	By:	/s/ James R. Weaver
James R. Weaver, Chief Executive Officer / President

“CNB”	City National Bank, a
national banking association

	By:	/s/ Joseph J. McCarthy
Joseph J. McCarthy, Senior Vice President